UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): April 1, 2009

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(702) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	EXPIRATION OF OPTION AGREEMENT.

On December 24, 2008, the Company filed a Form 8-K announcing that its wholly owned subsidiary, Sahara Las Vegas Corp. (“SLVC”) entered into an Option Agreement with Las Vegas Towers, LLC (“LVT”), a Delaware limited liability company, in which SLVC granted LVT an option to purchase SLVC’s approximately 27-acre parcel of land, located on Las Vegas Boulevard South in Las Vegas Nevada, for a purchase price of Six Hundred Eighteen Million Ten Thousand Dollars ($618,010,000). Simultaneous with the execution of the Option Agreement, SLVC executed a Contingent Warrant (the “Warrant”) to purchase Series A Preferred Stock (the “Preferred Stock”), entitling LVT to purchase 60,000 shares of SLVC Preferred Stock on terms and conditions set forth in the Warrant.

Pursuant to the provisions of the Option Agreement and Warrant, had LVT exercised the Warrant prior to its expiration on April 1, 2009, then the Option Agreement would have remained valid until March 31, 2010. However, LVT elected not to exercise the Warrant before it expired, and therefore the Option Agreement expired under its own terms on March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Paul W. Lowden CEO, President and Chairman of the Board

Dated: April 3, 2009